Exhibit 1.1

Ambrx Biopharma Inc.

American Depositary Shares

Underwriting Agreement

[•], 2021

Goldman Sachs & Co. LLC,

BofA Securities Inc.,

Cowen and Company, LLC,

    As representatives of the several Underwriters

named in Schedule I hereto,

c/o Goldman Sachs & Co. LLC,

200 West Street,

New York, New York 10282-2198

c/o BofA Securities, Inc.,

One Bryant Park,

New York, New York 10036

c/o Cowen and Company, LLC,

599 Lexington Avenue,

New York, New York 10022

Ladies and Gentlemen:

Ambrx Biopharma Inc., an exempted company incorporated in the Cayman Islands (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”), for whom you are acting as the representatives (the “Representatives”), an aggregate of [•] American Depositary Shares representing [•] ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), of the Company (the “Firm ADSs”) and, at the election of the Underwriters, up to [•] additional American Depositary Shares representing [•] Ordinary Shares (the “Optional ADSs”). The Firm ADSs and the Optional ADSs that the Underwriters elect to purchase pursuant to Section 2 hereof being collectively called the “ADSs”).

The ADSs are to be issued pursuant to a deposit agreement (the “Deposit Agreement”), dated as of [•], 2021, among the Company, J.P. Morgan Chase Bank, N.A., as depositary (the “Depositary”), and the holders and beneficial owners from time to time of the American Depositary Receipts (the “ADRs”) issued thereunder by the Depositary and evidencing the ADSs. Each ADS will initially represent the right to receive [•] Ordinary Shares deposited pursuant to the Deposit Agreement (the “Underlying Shares”). The Underlying Shares and the ADSs are herein collectively called the “Securities.”

The Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, (an affiliate of BofA Securities, Inc., a participating Underwriter, hereafter referred to as “Merrill Lynch”) agree that up to 5% of the ADSs to be purchased by the Underwriters (the “Reserved Securities”) shall be reserved for sale by Merrill Lynch to certain persons designated by the Company (the “Invitees”), as part of the distribution of the ADSs by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and all other applicable laws, rules and regulations. The Company has solely determined, without any direct or indirect participation by the Underwriters or Merrill Lynch, the Invitees who will purchase Reserved Securities (including the amount to be purchased by such persons) sold by Merrill Lynch. To the extent that such Reserved Securities are not orally confirmed for purchase by Invitees by 11:59 PM (Eastern time) on the date of this Agreement, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby.

1. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) A registration statement on Form F-1 (File No. 333-256639) (the “Initial Registration Statement”) in respect of the Underlying Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to the Representatives, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Securities that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(c) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus” any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act or Rule 163B under the Act is hereinafter called a “Testing-the-Waters Communication”; and any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Written Testing-the-Waters Communication”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”);

(b) (i) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (ii) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(b) of this Agreement);

(c) For the purposes of this Agreement, the “Applicable Time” is [•] [a.m./p.m.] (Eastern time) on the date of this Agreement. The Pricing Prospectus, as supplemented by the information listed on Schedule II(c) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not, and as of each Time of Delivery (as defined in Section 4(a) of this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not , and as of each Time of Delivery will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(d) No documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto;

(e) The Registration Statement conforms, at the time it was declared effective, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of each Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(f) A registration statement on Form F-6 (File No. 333-256765) in respect of the ADSs has been filed with the Commission; such registration statement in the form previously delivered to the Representatives and, excluding exhibits, to the Representatives for each of the other Underwriters, has been declared effective by the Commission in such form; no other document with respect to such registration statement has been filed with the Commission; no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter called the “ADS Registration Statement”); and the ADS Registration Statement when it became effective conformed, and any further amendments thereto will confirm, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(g) Neither the Company nor any of its subsidiaries has, since the date of the latest audited financial statements included in the Pricing Prospectus, (i) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, in each case otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been (x) any change in the share capital (other than as a result of (i) the exercise, if any, of share options or the award, if any, of share options or restricted shares in the ordinary course of business pursuant to the Company’s equity plans that are described in the Registration Statement, the Pricing Prospectus and the Prospectus or (ii) the issuance, if any, of shares upon conversion of Company securities as described in the Registration Statement, the Pricing Prospectus and the Prospectus) or long-term debt of the Company or any of its subsidiaries or (y) any Material Adverse Effect (as defined below); as used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, properties, general affairs, management, financial position, shareholders’ equity, prospects or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus, or (ii) the ability of the Company to perform its obligations under this Agreement and the Deposit Agreement, including the issuance and sale of the ADSs, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus. For purposes of this Agreement, “significant subsidiary” means “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-K of the Act;

(h) The Company and its subsidiaries have good and marketable title in fee simple to all real property, if any, and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are, to the Company’s knowledge held by them under valid, subsisting and enforceable leases (subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors generally; (ii) the application of general principles of equity; and (iii) applicable law and public policy with respect to rights to indemnity and contribution) with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(i) Each of the Company and each of its significant subsidiaries has been (A) duly organized and is validly existing and in good standing (where such concept exists) under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own or lease its properties and conduct its business as described in the Pricing Prospectus, and (B) duly qualified as a foreign corporation for the transaction of business and is in good standing (where such concept exists) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of this clause (C), where the failure to have such authority or be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and each significant subsidiary of the Company has been listed in the Registration Statement;

(j) The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued share capital of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the ADSs and Ordinary Shares contained in the Pricing Disclosure Package and the Prospectus, in each case, as of the dates stated therein; and all of the issued share capital of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except, in the case of any foreign subsidiary, for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens or encumbrances described in the Pricing Prospectus and the Prospectus; and there are no restrictions on subsequent transfers of the Securities under the laws of the People’s Republic of China (the “PRC”), Cayman Islands or United States, except as described in the Pricing Disclosure Package and the Prospectus;

(k) The Underlying Shares have been duly and validly authorized, and, when issued, delivered and paid for in accordance with the terms of this Agreement, will conform to the description of the Ordinary Shares contained in the Pricing Disclosure Package and the Prospectus and will be validly issued, fully paid and may be freely deposited by the Company with the Depositary against issuance of ADRs evidencing ADSs; and the Deposit Agreement will conform in all material respects to its description in the Pricing Disclosure Package and the Prospectus;

(l) Upon the due issuance by the Depositary of ADRs evidencing ADSs against the deposit of the Underlying Shares in accordance with the provisions of the Deposit Agreement, such ADRs evidencing ADSs will be duly and validly issued under the Deposit Agreement and will be freely transferable by the Company to or, upon the sale and delivery to the Underwriters of the ADSs, and payment therefor, pursuant to this Agreement, for the account of the several Underwriters. Persons in whose names such ADRs evidencing ADSs are registered will be entitled to the rights specified in the ADRs and in the Deposit Agreement;

(m) There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or other like payment in connection with the offer and sale of the ADSs;

(n) The Company has all requisite corporate power and authority to issue the ADSs and the Underlying Shares, execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated by the Deposit Agreement;

(o) The issue and sale of the ADSs and the compliance by the Company with this Agreement and the Deposit Agreement, and the consummation of the transactions contemplated in this Agreement and the Pricing Prospectus and the Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) the memorandum and articles of association (or other applicable organizational document) of the Company or any of its subsidiaries, or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the cases of these clauses (i) and (iii) for such defaults, breaches, or violations that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for issuance and deposit of the Underlying Shares with the Depositary against issuance of the ADSs and the issue and sale of the ADSs, the offering of the Reserved Securities in any jurisdiction where the Reserved Securities are being offered or the consummation by the Company of the transactions contemplated by this Agreement or the Deposit Agreement, except such as have been obtained under the Act, the approval by FINRA of the underwriting terms and arrangements and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the ADSs by the Underwriters and such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Reserved Securities were offered;

(p) Neither the Company nor any of its subsidiaries is (i) in violation of its memorandum and articles of association (or other applicable organizational document), (ii) in violation of any judgments, regulations, rules or orders of any court or governmental agency or body of the PRC, Cayman Islands and any other jurisdiction where it was incorporated or operates, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

(q) The statements set forth in the Pricing Prospectus and the Prospectus under the captions “Description of Share Capital,” “Description of American Depositary Shares” and “Shares and ADSs Eligible for Future Sale”, insofar as they purport to constitute a summary of the terms of the Underlying Shares and ADSs, under the caption “Taxation”, and under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects;

(r) Other than as set forth in the Pricing Prospectus and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company, is a party or of which any property of the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company, is the subject which, if determined adversely to the Company or any of its subsidiaries (or such officer or director), would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(s) The Company is not and, after giving effect to the offering and sale of the ADSs and the application of the proceeds thereof as described in the Registration Statement, the Pricing Prospectus and the Prospectus, will not be required to register as an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(t) At the time of filing the Initial Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the ADSs, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Act;

(u) Deloitte & Touche LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(v) The Company and its subsidiaries, taken as a whole, maintain systems of “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that (i) comply with the requirements of the Exchange Act, (ii) have been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (iii) are designed to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year, there has been (x) no material weakness in the Company’s “internal control over financial reporting,” as defined in Rule 13(a)-15(f) under the Exchange Act (whether or not remediated), except as described in the Registration Statement, the Pricing Prospectus and the Prospectus and (y) no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting;

(w) [Reserved];

(x) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(y) This Agreement has been duly authorized, executed and delivered by the Company;

(z) The Deposit Agreement was duly authorized, and when executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, will constitute a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and upon due issuance by the Depositary of the ADSs against the deposit of Underlying Shares in respect of the ADSs in accordance with the provisions of the Deposit Agreement, the ADSs will be validly issued and fully paid, and upon issuance by the Depositary of the ADRs evidencing the ADSs, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement, the ADSs and the ADRs conform in all material respects to the descriptions thereof contained in the Registration Statement, the Pricing Prospectus and the Prospectus;

(aa) All consents, approvals, authorizations, orders, registrations, clearances and qualifications of or with the New York Stock Exchange (“NYSE”) required for the deposit of Underlying Shares, and the issuance of ADSs in respect thereof and for the execution and delivery by the Company of this Agreement and the Deposit Agreement to be duly and validly authorized have been obtained or made and are in full force and effect;

(bb) None of the Company or any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense or taken any act in furtherance thereof); (ii) made, offered, promised or authorized any direct or indirect unlawful payment; or (iii) violated or is in violation of any applicable provision of the Foreign Corrupt Practices Act of 1977, the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law;

(cc) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT Act of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company and its subsidiaries conduct business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(dd) None of the Company or any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, Her Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”); nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, and the Company will not directly or indirectly use the proceeds of the offering of the ADSs hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions;

(ee) The financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and consolidated its subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Prospectus or the Prospectus under the Act or the rules and regulations promulgated thereunder. All disclosures contained in the Registration Statement, the Pricing Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable;

(ff) There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the Act except as have been validly waived or complied with in connection with the offering of the ADSs;

(gg) No material labor disturbance by or material dispute with current or former employees or officers of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is contemplated or threatened, other than as described in the Pricing Prospectus and the Prospectus, and the Company is not aware of any existing or imminent and material labor disturbance by, or material dispute with, the employees of any of the Company’s or any of its subsidiaries’ existing principal suppliers, manufacturers or contractors, other than as described in the Pricing Prospectus and the Prospectus. Neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement;

(hh) The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are reasonable and is ordinary and customary in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business; and neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for;

(ii) [Reserved];

(jj) The Company and its subsidiaries and its and their respective directors, officers and employees, and to the Company’s knowledge, its and their respective agents, affiliates and representatives, are, and since January 1, 2019, have been, in compliance in all material respects with all applicable Health Care Laws (defined herein), including, but not limited to, the rules and regulations of the Food and Drug Administration (“FDA”), the National Medical Products Administration of the PRC (“NMPA”), the U.S. Department of Health and Human Services Office of Inspector General, the Centers for Medicare & Medicaid Services, the Office for Civil Rights, the Department of Justice and any other governmental agency or body having jurisdiction over the Company or any of its properties, and has not engaged in any activities which are, as applicable, cause for false claims liability, civil penalties, or mandatory or permissive exclusion from Medicare, Medicaid, or any other local, state or federal healthcare program. For purposes of this Agreement, “Health Care Laws” shall mean the federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)), the Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the criminal False Claims Act (42 U.S.C. § 1320a-7b(a)), all criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286 and 287, and the health care fraud criminal provisions under the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. §§ 1320d et seq.) (“HIPAA”), the exclusion laws (42 U.S.C. § 1320a-7), the civil monetary penalties law (42 U.S.C. § 1320a-7a), HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. §§ 17921 et seq.), the Federal Food, Drug, and Cosmetic Act (21 U.S.C. §§ 301 et seq.), Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), the Public Health Service Act (42 U.S.C. §§ 201 et seq.) or the comparable rules and regulations of any other national, federal, state or local governmental or regulatory body or authority. Since January 1, 2019, the Company and its subsidiaries have filed, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws, and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed in all material respects (or were corrected or supplemented by a subsequent submission). Neither the Company nor any of its subsidiaries is a party to or has any ongoing reporting obligations pursuant to any corporate integrity agreement, deferred prosecution agreement, monitoring agreement, consent decree, settlement order, plan of correction or similar agreement imposed by any governmental authority. Neither the Company nor any of its subsidiaries has received any written notification, correspondence or any other written communication, including, without limitation, any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other written correspondence or notice from the FDA or any similar regulatory authority, or any written notification of any pending claim, suit, proceeding, hearing, enforcement, investigation, arbitration or other action, from any arbitrator or regulatory or governmental authority or third party alleging potential or actual non-compliance by, or liability of, the Company or its subsidiaries under any Health Care Laws, and has no knowledge of a threated claim, suit, proceeding, hearing, enforcement, investigation, arbitration or other action;

(kk) Each of the Company and its subsidiaries has possessed and currently possesses, and is in material compliance with the terms of, all material applications, certificates, approvals, clearances, registrations, exemptions, franchises, licenses, permits, consents and other authorizations necessary to conduct their respective businesses (collectively, “Licenses”), issued by governmental authorities, including, without limitation, all Licenses required by the FDA, or any component thereof, the National Institutes of Health (“NIH”) and/or by any other U.S., state, local or foreign government or drug regulatory agency (collectively, the “Regulatory Agencies”). All Licenses are in full force and effect and neither the Company nor any of its subsidiaries is in material violation of any term or conditions of any License. Each of the Company and its subsidiaries has fulfilled and performed all of its respective material obligations with respect to the Licenses and, to the Company’s knowledge, no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any License. Neither the Company nor any of its subsidiaries has received any written notice of proceedings relating to the revocation or modification of any Licenses and no Regulatory Agency has taken any action to limit, suspend or revoke any License possessed by the Company;

(ll) The pre-clinical studies and clinical trials, if any, conducted by or on behalf of the Company or its subsidiaries that are described in the Pricing Prospectus and the Prospectus were and, if still pending, are being, conducted in all material respects in accordance with the protocols submitted to the FDA or any foreign governmental body exercising comparable authority, procedures and controls pursuant to, where applicable, accepted professional and scientific standards, and all applicable laws and regulations; the descriptions of the pre-clinical studies and clinical trials, if any, conducted by or, to the Company’s knowledge, on behalf of the Company or its subsidiaries, and the results thereof, contained in the Registration Statement, the Pricing Prospectus and the Prospectus are accurate and complete in all material respects and fairly present the data derived from such pre-clinical studies and clinical trials, if any; the Company is not aware of any other pre-clinical studies or clinical trials, the results of which reasonably call into question the results described in the Registration Statement, the Pricing Prospectus and the Prospectus; and neither the Company nor any of its subsidiaries have received any written notices or correspondence from the FDA, any foreign, state or local governmental body exercising comparable authority or any Institutional Review Board alleging or asserting material noncompliance with any applicable Health Care Law or requiring or threatening the termination, suspension, material modification or clinical hold of any pre-clinical studies or clinical trials conducted by or on behalf of the Company or its subsidiaries;

(mm) Neither the Company nor its subsidiaries, nor any of its or their respective officers, employees or directors, nor, to the Company’s knowledge, any of its or their respective agents or clinical investigators, has been excluded, suspended, disqualified or debarred from participation in any U.S. federal health care program or human clinical research or is subject to a governmental inquiry, investigation, proceeding, or other similar action that would reasonably be expected to result in debarment, disqualification, suspension, or exclusion, or convicted of any crime or engaged in any conduct that would reasonably be expected to result in debarment under 21 U.S.C. § 335a or comparable foreign law;

(nn) The Company and its subsidiaries own or have valid, binding and enforceable licenses or other rights to practice and use all patents and patent applications, copyrights, trademarks, trademark registrations, service marks, service mark registrations, trade names, service names and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and all other technology and intellectual property rights (including all registrations and applications for registration of, and all goodwill associated with, any of the foregoing ,as applicable) necessary for, or used in the conduct, or the proposed conduct, of the business of the Company or any of its subsidiaries in the manner described in the Pricing Prospectus and the Prospectus (collectively, the “Company Intellectual Property”), and, to the Company’s knowledge, the conduct of its and its subsidiaries’ respective business (including the development and commercialization of the product candidates described in the Pricing Prospectus and the Prospectus) has not and will not infringe or misappropriate any intellectual property rights of others; to the Company’s knowledge, there are no rights of third parties to any of the intellectual property owned by the Company or any of its subsidiaries, and such intellectual property is owned by the Company or any of its subsidiaries free and clear of all material liens, security interests, or encumbrances; to the knowledge of the Company, the patents, trademarks and copyrights held or licensed by the Company or any of its subsidiaries included within the Company Intellectual Property are valid, enforceable and subsisting; to the Company’s knowledge, there is no infringement by third parties of any of the Company Intellectual Property; other than as disclosed in the Pricing Prospectus and the Prospectus, (i) neither the Company nor its subsidiaries is obligated to pay a material royalty, grant a license, or provide other material consideration to any third party in connection with the Company Intellectual Property, (ii) no action, suit, claim or other proceeding is pending or, to the knowledge of the Company, is threatened, alleging that the Company or its subsidiaries is infringing, misappropriating, diluting or otherwise violating any rights of others with respect to any of the Company’s or its subsidiaries’ product candidates, processes or intellectual property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim, (iii) no action, suit, claim or other proceeding is pending or, to the knowledge of the Company, is threatened, challenging the validity, enforceability, scope, registration, ownership or use of any of the Company Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim, (iv) no action, suit, claim or other proceeding is pending or, to the knowledge of the Company, is threatened, challenging the Company’s rights in or to any Company Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim, (v) the Company or any of its subsidiaries has not received written notice of any claim of infringement, misappropriation or conflict with any asserted rights of others with respect to any of the Company’s or its subsidiaries’ products, proposed products, processes or Company Intellectual Property, (vi) to the knowledge of the Company, the development, manufacture, sale, and any currently proposed use of any of the products, proposed products or processes of the Company or any of its subsidiaries referred to in the Pricing Prospectus and the Prospectus, in the current or proposed conduct of the business of the Company or any of its subsidiaries, do not currently, and will not upon commercialization, to the knowledge of the Company, infringe any right or valid patent claim of any third party, (vii) to the knowledge of the Company, no third party has any ownership right in or to any Company Intellectual Property in any field of use that is exclusively licensed to the Company or any of its subsidiaries, other than any licensor to the Company or any of its subsidiaries of such Company Intellectual Property, (viii) to the knowledge of the Company, no employee, consultant or independent contractor of the Company or any of its subsidiaries is in or has ever been in violation in any material respect of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement nondisclosure agreement or any restrictive covenant to or with a former employer or independent contractor where the basis of such violation relates to such employee’s employment or independent contractor’s engagement with the Company or its subsidiaries or actions undertaken while employed or engaged with the Company or its subsidiaries, (ix) the Company and its subsidiaries have taken reasonable measures to protect their confidential information and trade secrets and to maintain and safeguard the Company Intellectual Property, including the execution of appropriate nondisclosure and confidentiality agreements, and to the Company’s knowledge, no employee of the Company or any of its subsidiaries is in or has been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement, or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or any of its subsidiaries, and (x) to the Company’s knowledge, the Company and its subsidiaries have complied with the terms of each agreement pursuant to which the Company Intellectual Property has been licensed to the Company or any of its subsidiaries, and all such agreements are in full force and effect;

(oo) All patents and patent applications owned by or licensed to the Company or under which the Company has rights have, to the knowledge of the Company, been duly and properly filed and maintained; to the knowledge of the Company, there are no material defects in any of the patents or patent applications disclosed in the Registration Statement and the Prospectus as being owned by the Company and its Subsidiaries; to the knowledge of the Company, the parties prosecuting such applications have complied with their duty of candor and disclosure to the United States Patent and Trademark Office (the “USPTO”) in connection with such applications; and the Company is not aware of any facts required to be disclosed to the USPTO that were not disclosed to the USPTO and which would preclude the grant of a patent in connection with any such application or could form the basis of a finding of invalidity with respect to any patents that have issued with respect to such applications;

(pp) (i) The Company and each of its subsidiaries have materially complied and are presently in material compliance with all internal and external privacy policies, contractual obligations, industry standards, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other legal obligations, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company or any of its subsidiaries of personal, personally identifiable, household, sensitive, confidential or regulated data (“Data Security Obligations”, and such data, “Data”); (ii) the Company or any of its subsidiaries has not received any notification of or complaint regarding and is unaware of any other facts that, individually or in the aggregate, would reasonably indicate non-compliance in any material respect with any Data Security Obligation; and (iii) to the knowledge of the Company, there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or threatened against the Company or any of its subsidiaries alleging non-compliance with any Data Security Obligation;

(qq) The Company and each of its subsidiaries have taken all technical and organizational measures reasonably necessary to protect the information technology systems and Data used in connection with the operation of the Company’s and its subsidiaries’ businesses. Without limiting the foregoing, the Company and its subsidiaries have used reasonable efforts to establish and maintain, and have established, maintained, implemented and complied with, reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans that are designed to protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any information technology system or Data used in connection with the operation of the Company’s and its subsidiaries’ businesses (“Breach”). There has been no material Breach, and the Company and its subsidiaries have not been notified of and have no knowledge of any event or condition that would reasonably be expected to result in, any material Breach;

(rr) Any statistical, industry-related and market-related data included in the Pricing Prospectus and the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and such data are consistent with the sources from which they are derived, in each case in all material respects, and, to the extent required, the Company has obtained the written consent to the use of such data from such sources, if required;

(ss) All United States federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed and all taxes shown as due on such returns or that otherwise have been assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company and its Subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its Subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided;

(tt) The Company has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of the ADSs to facilitate the sale or resale of the ADSs;

(uu) [Reserved];

(vv) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Registration Statement, the Pricing Disclosure Package and the Prospectus;

(ww) There are no contracts, arrangements or documents which are required to be described in the Registration Statement or to be filed as exhibits thereto which have not been so described and filed as required; (xx) From the time of initial confidential submission of a draft registration statement relating to the ADSs with the Commission through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”);

(yy) Except for any net income, capital gains or franchise taxes imposed on the Underwriters by the government of the Cayman Islands or any political subdivision or taxing authority thereof or therein as a result of any present or former connection (other than any connection resulting from the transactions contemplated by this Agreement) between the Underwriters and the jurisdiction imposing such tax, no stamp duties or other issuance or transfer taxes are payable by or on behalf of the Underwriters in the Cayman Islands, the United States or any political subdivision or taxing authority thereof solely in connection with (i) the execution, delivery and performance of this Agreement, (ii) the issuance and delivery of the ADSs in the manner contemplated by this Agreement, the Pricing Prospectus and the Prospectus or (iii) the sale and delivery by the Underwriters of the ADSs as contemplated herein and in the Pricing Disclosure Package;

(zz) Neither the Company nor any of its subsidiaries or their properties or assets has immunity under Cayman Islands, U.S. federal or New York state law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Cayman Islands, U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection herewith; and, to the extent that the Company or any of its subsidiaries or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by this Agreement, may at any time be commenced, the Company has, pursuant to Section 20 of this Agreement, and Section 22 of the Deposit Agreement waived, and it will waive, or will cause its subsidiaries to waive, such right to the extent permitted by law;

(aaa) Any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company based upon this Agreement would be recognized and enforced against the Company by the courts of the Cayman Islands, without reconsideration or reexamination of the merits; provided that such judgment: (i) is given by a foreign court of competent jurisdiction; (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (iii) is final; (iv) is not in respect of taxes, a fine or a penalty; and (v) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands;

(bbb) The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the Cayman Islands and will be honored by the courts of the Cayman Islands. The Company has the power to submit, and pursuant to Section 22 of this Agreement and Section 20(b) of the Deposit Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York state and United States federal court sitting in the City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court;

(ccc) The indemnification and contribution provisions set forth in Section 9 hereof do not contravene Cayman Islands law or public policy;

(ddd) After reasonable inquiry, the Company does not believe that it was a passive foreign investment company (a “PFIC”), as defined in section 1297 of the Internal Revenue Code of 1986, as amended, for the year ended December 31, 2020, and does not expect to be a “passive foreign investment company” in the current year or the foreseeable future;

(eee) No approvals are currently required in the Cayman Islands in order for the Company to pay dividends or other distributions declared by the Company to the holders of ADSs. Under current laws and regulations of the Cayman Islands and any political subdivision thereof, any amount payable with respect to the ADSs upon liquidation of the Company or upon redemption thereof and dividends and other distributions declared and payable on the share capital of the Company may be paid by the Company in United States dollars and freely transferred out of the Cayman Islands, and no such payments made to the holders thereof or therein who are non-residents of the Cayman Islands will be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands or any political subdivision or taxing authority thereof or therein;

(fff) The legality, validity, enforceability or admissibility into evidence of any of the Registration Statement, the Pricing Disclosure Package, the Prospectus, this Agreement or the ADSs in any jurisdiction in which the Company is organized or does business is not dependent upon such document being submitted into, filed or recorded with any court or other authority in any such jurisdiction on or before the date hereof or that any tax, imposition or charge be paid in any such jurisdiction on or in respect of any such document;

(ggg) Any holder of the ADSs and each Underwriter are each entitled to sue as plaintiff in the court of the jurisdiction of formation and domicile of the Company for the enforcement of their respective rights under this Agreement and the ADSs and such access to such courts will not be subject to any conditions which are not applicable to residents of such jurisdiction or a company incorporated in such jurisdiction except that plaintiffs not residing in the Cayman Islands may be required to guarantee payment of a possible order for payment of costs or damages at the request of the defendant;

(hhh) Under the laws of the PRC, the choice of law provisions set forth in Section 18 hereof will be recognized by the courts of the PRC and any judgment obtained in any state or federal court located in the Borough of Manhattan, The City of New York, New York (each, a “New York Court”) arising out of or in relation to the obligations of the Company under this Agreement will be recognized in PRC courts subject to the applicable provisions of the Civil Procedure Law of the PRC and the PRC General Principles of Civil Law relating to the enforceability of foreign judgments and the statements set forth in the Prospectus under the caption “Enforceability of Civil Liabilities”; provided that such judgement: (a) is not obtained by fraud; (b) is final and conclusive; (c) in the opinion of the relevant PRC court after the review of such judgment pursuant to international treaties concluded or acceded to by the PRC or in accordance with the Civil Procedure Law of the PRC, does not contradict the basic principles of PRC law; (d) in the opinion of the relevant PRC court after its review of such judgment pursuant to international treaties concluded or acceded to by the PRC or in accordance with the principle of reciprocity, or otherwise in accordance with the Civil Procedure Law of the PRC, does not violate state sovereignty, security or public interest and (e) is for a definite sum of money;

(iii) Except as described in the Pricing Prospectus and the Prospectus, all dividends and other distributions declared and payable on the share capital of any of the PRC subsidiaries of the Company may under the current laws and regulations of the PRC be freely transferred out of the PRC and may be paid in U.S. dollars, without the necessity of obtaining any Governmental Authorization from any Governmental Agency, provided that any enterprise income tax, if applicable to the Company as described in the Registration Statement, the Pricing Prospectus and the Prospectus, has been duly withheld and the remittance of such dividends and other distributions outside of the PRC complies with the procedures required under the PRC Laws relating to foreign exchange;

(jjj) The descriptions of the events and transactions set forth in the Pricing Prospectus and the Prospectus in the section entitled “Corporate History and Structure” are accurate and complete in all material respects; and each of the events and transactions set forth therein has been duly authorized and does not (A) contravene any provision of applicable law or statute, rule or regulation of any Governmental Agency having jurisdiction over the Company or any of its subsidiaries or any of their properties (including but not limited to the Ministry of Commerce, the State Administration for Market Regulation and the State Administration of Foreign Exchange of the PRC), (B) contravene the articles of association, business license or other constitutive documents of the Company or any of its subsidiaries, or (C) conflict with or result in a breach of violation of any of the terms or provisions of, or constitute a default under, any license, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except, in each case, the result of which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

(kkk) All dividends and other distributions declared and payable on the share capital of Biolaxy Pharmaceutical Hong Kong Limited may under the current laws and regulations of Hong Kong be paid to the Company, and all such dividends and other distributions paid on the ADSs will not be subject to withholding or other taxes under the laws and regulations of Hong Kong and are otherwise free and clear of any other tax, withholding or deduction in Hong Kong (other than any individual or corporate income tax applicable to the recipient of such any such dividends or other distributions) and without the necessity of obtaining any Governmental Authorization in Hong Kong;

(lll) [Reserved];

(mmm) Each of the Company and its subsidiaries that were incorporated outside of the PRC has taken, or is in the process of taking, if applicable, reasonable steps to comply with, and to ensure compliance by each of its shareholders, option holders, directors, officers and employees that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission and the State Administration of Foreign Exchange) relating to overseas investment by PRC residents and citizens or the repatriation of the proceeds from overseas offering and listing by offshore SPVs controlled directly or indirectly by PRC companies and individuals (the “PRC Overseas Investment and Listing Regulations”), including without limitation, requesting each shareholder, option holder, director, officer and employees that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations, except as the non-compliance of the PRC Overseas Investment and Listing Regulations would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

(nnn) The Registration Statement, the Pricing Disclosure Package and the Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectuses and any Written Testing-the-Waters Communication comply in all material respects, and any further amendments or supplements thereto will comply in all material respects, with any applicable laws or regulations of foreign jurisdictions in which the Pricing Disclosure Package, the Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and any Written Testing-the-Waters Communication, as amended or supplemented, if applicable, are distributed in connection with the any offer or sale of the Reserved Securities outside the United States;

(ooo) [Reserved];

(ppp) The Company has specifically directed in writing the allocation of ADSs to each Invitee in the Reserved Securities Program, and neither Merrill Lynch nor any other Underwriter has had any involvement or influence, directly or indirectly, in such allocation decision;

(qqq) The Company has not offered, or caused Merrill Lynch or its affiliates to offer, ADSs to any person pursuant to the Reserved Securities Program (i) for any consideration other than the cash payment of the initial public offering price per share set forth in Schedule II hereof or (ii) with the specific intent to unlawfully influence (x) a customer or supplier of the Company to alter the customer or supplier’s terms, level or type of business with the Company or (y) a trade journalist or publication to write or publish favorable information about the Company or its products.

2. Subject to the terms and conditions herein set forth (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per ADS of $[•], the number of Firm ADSs set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional ADSs as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per ADS set forth in clause (a) of this Section 2 (provided that the purchase price per Optional ADS shall be reduced by an amount per ADS equal to any dividends or distributions declared by the Company and payable on the Firm ADSs but not payable on the Optional ADSs), that portion of the number of Optional ADSs as to which such election shall have been exercised (to be adjusted by the Representatives so as to eliminate fractional ADSs) determined by multiplying such number of Optional ADSs by a fraction, the numerator of which is the maximum number of Optional ADSs which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional ADSs that all of the Underwriters are entitled to purchase hereunder;

The Company hereby grants to the Underwriters the right to purchase at their election up to [•] Optional ADSs, at the purchase price per ADS set forth in the paragraph above, for the sole purpose of covering sales of ADSs in excess of the number of Firm ADSs, provided that the purchase price per Optional ADS shall be reduced by an amount per ADS equal to any dividends or distributions declared by the Company and payable on the Firm ADSs but not payable on the Optional ADSs. Any such election to purchase Optional ADSs may be exercised only by written notice from the Representatives to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional ADSs to be purchased and the date on which such Optional ADSs are to be delivered, as determined by the Representatives but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the Representatives and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. Upon the authorization by the Representatives of the release of the Firm ADSs, the several Underwriters propose to offer the Firm ADSs for sale upon the terms and conditions set forth in the Registration Statement, the Pricing Prospectus and the Prospectus.

4. (a) The ADSs to be purchased by each Underwriter hereunder, in definitive or book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor shall be made against issue of the Underlying Shares to the Depositary or its nominee by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance. The Company will cause the certificates, if any, representing the ADSs to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm ADSs, 9:30 a.m., New York City time, on [•], 2021 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional ADSs, 9:30 a.m., New York time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional ADSs, or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm ADSs is herein called the “First Time of Delivery”, such time and date for delivery of the Optional ADSs, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the ADSs and any additional documents requested by the Underwriters pursuant to Section 8(o) hereof, will be delivered at the offices of Goodwin Procter LLP, 620 Eighth Avenue, New York, New York, 10018 (the “Closing Location”), and the ADSs will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location or via teleconference at 5:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by the Representatives promptly after reasonable notice thereof; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Representatives with copies thereof; to file promptly all materials required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the ADSs, of the suspension of the qualification of the ADSs for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the ADSs for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the ADSs, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation (where not otherwise required) or to file a general consent to service of process in any jurisdiction (where not otherwise required);

(c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement (or such other time as may be agreed to by the Representatives and the Company) and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the ADSs and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify the Representatives and upon the Representatives’ request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the ADSs at any time nine months or more after the time of issue of the Prospectus, upon the Representatives’ request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as the Representatives may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to its securityholders as soon as practicable (which may be satisfied by filing such information with the Commission’s Electronic Data, Gathering, Analysis and Retrieval System (“EDGAR”)), but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e)(1) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with or confidentially submit to the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the ADSs or the Underlying Shares, including but not limited to any options or warrants to purchase Ordinary Shares, ADSs or any securities that are convertible into or exchangeable for, or that represent the right to receive, Ordinary Shares, ADSs or any such substantially similar securities, (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, ADSs or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares, ADSs or such other securities, in cash or otherwise (other than the ADSs to be sold hereunder or pursuant to employee share option plans, as described in the Registration Statement, the Pricing Prospectus and the Prospectus, existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), or (iii) publicly disclose the intention to do any of the foregoing described in either (i) or (ii) above, in each case, without the prior written consent of Goldman Sachs & Co. LLC and BofA Securities, Inc; provided, however, that the Company may (A) effect the transactions contemplated by this Agreement, (B) issue shares, ADSs or ADRs upon exercise of share options, or settlement of restricted shares, or issue share options or restricted shares, in each case, pursuant to any share option, share bonus or other share plan or equity compensation arrangement described in the Registration Statement, the Pricing Prospectus and the Prospectus, provided that any directors or officers who are recipients thereof have provided to the Representatives a signed lock-up letter in substantially the form attached as Annex II, (C) issue shares, ADSs or ADRs pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case, (y) if such convertible or exchangeable securities, warrants or options are (1) outstanding on the date hereof, and (2) described in the Registration Statement, the Pricing Prospectus and the Prospectus and (z) if the recipient to any shares issued pursuant to this subsection (C) is a director or officer of the Company, they execute a lock-up letter in substantially the form attached as Annex II, (D) file a registration statement on Form S-8 or a successor form thereto to register shares issuable pursuant to the terms of a share option, share bonus or other share plan or arrangement described in the Registration Statement, the Pricing Prospectus and the Prospectus and (E) issue Ordinary Shares, ADSs or such other securities convertible into or exchangeable for, or that represent the right to receive, shares issued in connection with any joint venture, commercial or collaborative relationship or the acquisition or license by the Company of the securities, businesses, property or other assets of another person or entity or pursuant to any employment benefit plan assumed by the Company in connection with any such acquisition, provided that in the case of clause (E), the aggregate number of shares that the Company may sell or issue or agree to sell or issue pursuant to clause (E), (i) shall not exceed 5.0% of the total share capital issued and outstanding immediately following the completion of the transactions contemplated by this Agreement and (ii) the recipients thereof provide to the Representatives a signed lock-up letter in substantially the form attached as Annex II.

(e)(2) The Company hereby agrees that it will ensure that the Reserved Securities will be restricted as required by FINRA or the FINRA rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement. Merrill Lynch will notify the Company as to which persons will need to be so restricted. At the request of the Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Reserved Securities, the Company agrees to reimburse Merrill Lynch for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

(e)(3) If Goldman Sachs & Co. LLC and BofA Securities, Inc., in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 8(m) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Annex I hereto through a major news service at least two business days before the effective date of the release or waiver.

(f) During the period of three years from the effective date of the Registration Statement, for so long as the Company is subject to the reporting requirements of either Section 13 of Section 15(d) of the Exchange Act, to furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its shareholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail (which may be satisfied by filing or furnishing such information with the Commission’s EDGAR system);

(g) During a period of three years from the effective date of the Registration Statement, to furnish to the Representatives copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to the Representatives as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed (which may be satisfied by filing or furnishing such information with the Commission’s EDGAR system);

(h) To use the net proceeds received by it from the sale of the ADSs pursuant to this Agreement in the manner specified in the Registration Statement, the Pricing Prospectus and the Prospectus under the caption “Use of Proceeds”;

(i) Prior to each Time of Delivery, to deposit Shares with the Depositary in accordance with the provisions of the Deposit Agreement and otherwise to comply with the Deposit Agreement so that ADSs, and, if applicable, ADRs evidencing such ADSs will be executed (and, if applicable, countersigned), and will be issued by the Depositary against receipt of such Shares and delivered to the Underwriters at such Time of Delivery;

(j) To use its best efforts to list, subject to notice of issuance, the ADSs on the NYSE;

(k) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

(l) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

(m) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the ADSs (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(n) To comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Reserved Securities are offered in connection with the Reserved Securities Program;

(o) To promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the ADSs within the meaning of the Act and (ii) the last Time of Delivery; and

(p) To indemnify and hold harmless each Underwriter against any documentary, stamp, registration or similar issuance tax, including any interest and penalties, on the sale of the ADSs by the Company to the Underwriters and on the execution and delivery of this Agreement. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future Cayman Islands taxes, duties or governmental shares whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order to ensure that the net amounts received after such withholding or deductions shall equal the amounts that would have been received if no withholding or deduction has been made.

6. (a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the ADSs that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the ADSs that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule II(a) or Schedule II(c) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Written Testing-the-Waters Communication or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication prepared or authorized by it made in reliance upon and in conformity with the Underwriter Information;

(d) The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the prior consent of the Representatives with entities that the Company reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Written Testing-the-Waters Communications, other than those distributed with the prior consent of the Representatives that are listed on Schedule III(d) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Testing-the-Waters Communications; and

(e) Each Underwriter represents and agrees that any Testing-the-Waters Communications undertaken by it were with entities that such Underwriter reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act.

7. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the ADSs under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Deposit Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the ADSs; (iii) all reasonable expenses in connection with the qualification of the ADSs for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the ADSs on NYSE; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the ADSs; (vi) the cost of preparing share certificates; (vii) the cost and charges of any transfer agent or registrar; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; provided, however, that the amounts payable by the Company for fees and disbursements of counsel to the Underwriters described in clauses (iii) and (v) shall not exceed $30,000 in the aggregate. In addition, the Company shall pay or cause to be paid all costs and expenses of Merrill Lynch, including the fees and disbursements of counsel for Merrill Lynch, in connection with matters related to the Reserved Securities which are designated by the Company for sale to Invitees in an amount not to exceed $15,000 in the aggregate. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, share transfer taxes on resale of any of the ADSs by them, and any advertising expenses connected with any offers they may make; provided, however, that the Underwriters and the Company shall each pay 50% of the cost of chartering any aircraft to be used by both the Company and the Underwriters in connection with the road show.

8. The obligations of the Underwriters hereunder, as to the ADSs to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Applicable Time and such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all materials required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof, or the ADS Registration Statement, shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Pricing Prospectus, Prospectus, any Issuer Free Writing Prospectus or the ADS Registration Statement shall have been initiated or, to the Company’s knowledge, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction;

(b) Goodwin Procter LLP, U.S. counsel for the Underwriters, shall have furnished to the Representatives their written opinion and negative assurance letter, dated such Time of Delivery, in form and substance satisfactory to the Representatives, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Goodwin Procter (Hong Kong) LLP, special Hong Kong counsel for the Underwriters, shall have furnished to the Representatives their written opinion, dated such Time of Delivery, in form and substance satisfactory to the Representatives, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(d) Cooley LLP, U.S. counsel and special Hong Kong counsel for the Company, shall have furnished to the Representatives their written opinions and negative assurance letter, dated such Time of Delivery, in form and substance satisfactory to the Representatives;

(e) Maples and Calder (Hong Kong) LLP, special Cayman Islands counsel for the Company, shall have furnished to the Representatives their written opinion and negative assurance letter dated such Time of Delivery, in form and substance satisfactory to the Representatives;

(f) Wilson Sonsini Goodrich & Rosati, P.C., patent counsel for the Company, shall have furnished to the Representatives their written opinion and negative assurance letter dated such Time of Delivery, in form and substance satisfactory to the Representatives;

(g) On the date of the Prospectus at a time substantially concurrent with the execution of this Agreement, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Deloitte & Touche LLP shall have furnished to the Representatives a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Representatives;

(h) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus and the Prospectus, and (ii) otherwise than as set forth or contemplated in the Pricing Prospectus and the Prospectus, since the respective dates as of which information is given in the Pricing Prospectus and the Prospectus, there shall not have been any change in the share capital or long-term debt of the Company or any of its subsidiaries or any change or effect, or any development involving a prospective change or effect, in or affecting (x) the business, properties, general affairs, management, financial position, shareholders’ equity, prospects or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus and the Prospectus, or (y) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the ADSs, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the Representatives’ judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the ADSs being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(i) Neither the Company nor its subsidiaries has any debt securities or preferred shares that are rated by any “nationally recognized statistical rating agency” (as defined in Section 3(a)(62) of the Exchange Act);

(j) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NYSE or The Nasdaq Stock Market; (ii) a suspension or material limitation in trading in the Company’s securities on the NYSE; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the Representatives’ judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the ADSs being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(k) The ADSs to be sold at such Time of Delivery shall have been duly listed, subject to notice of issuance, on NYSE;

(l) The Depositary shall have furnished or caused to be furnished to the Representatives at such Time of Delivery certificates satisfactory to the Representatives evidencing the deposit with it of the Shares being so deposited against issuance of ADSs and ADRs evidencing the ADSs to be delivered by the Company at such Time of Delivery, and the execution, countersignature (if applicable), issuance and delivery of ADSs and ADRs evidencing such ADSs pursuant to the Deposit Agreement;

(m) The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each director, officer and other security holder of the Company representing substantially all of the share capital of the Company, substantially to the effect set forth in Annex II hereto in form and substance satisfactory to the Representatives;

(n) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

(o) The Company shall have furnished or caused to be furnished to the Representatives at such Time of Delivery certificates of officers of the Company satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (h) of this Section and as to such other matters as the Representatives may reasonably request.

(p) The Company shall have furnished or caused to be furnished to the Representatives at a time substantially concurrent with the execution of this Agreement, and also at each Time of Delivery, a certificate of the principal financial officer of the Company certifying as to the accuracy of certain financial information contained in the Pricing Prospectus and the Prospectus.

9. (a) The Company will indemnify and hold harmless each Underwriter against: (i) any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such

Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information.

(b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the [•] paragraph under the caption “Underwriting”, and the information contained in the [•] paragraph under the caption “Underwriting”.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) of this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the ADSs. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the ADSs underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer or other affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

(f)

(i) In connection with the offer and sale of the Reserved Securities, the Company agrees to indemnify and hold harmless Merrill Lynch, its affiliates and selling agents and each person, if any, who controls Merrill Lynch within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all loss, liability, claim, damage and expense (including, without limitation, any legal or other expenses reasonably incurred in connection with defending, investigating or settling any such action or claim), as incurred, (i) arising out of the violation of any applicable laws or regulations of foreign jurisdictions where Reserved Securities have been offered, (ii) arising out of any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Invitees in connection with the offering of the Reserved Securities or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) caused by the failure of any Invitee to pay for and accept delivery of Reserved Securities which have been orally confirmed for purchase by any Invitee by 11:59 P.M. (Eastern time) on the date of the Agreement or (iv) related to, or arising out of or in connection with, the offering of the Reserved Securities; provided, however, that with respect to clauses (iii) and (iv) above, the Company shall not be liable in any such case to the extent that any such loss, liability, claim, damage or expense is finally judicially determined to have resulted from the bad faith or gross negligence of Merrill Lynch.

(ii) Promptly after receipt by Merrill Lynch of notice of the commencement of any action, Merrill Lynch shall, if a claim in respect thereof is to be made against the Company, notify the Company in writing of the commencement thereof; provided that the failure to notify the Company shall not relieve the Company from any liability that it may have under the preceding paragraph of this Section 9(f) except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the Company shall not relieve it from any liability that it may have to Merrill Lynch otherwise than under the preceding paragraph of this Section 9(f). In case any such action shall be brought against Merrill Lynch and it shall notify the Company of the commencement thereof, the Company shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to Merrill Lynch (who shall not, except with the consent of Merrill Lynch, be counsel to the Company), and, after notice from the Company to Merrill Lynch of its election so to assume the defense thereof, the Company shall not be liable to Merrill Lynch under this subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by Merrill Lynch, in connection with the defense thereof other than reasonable costs of investigation. The Company shall not, without the written consent of Merrill Lynch, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not Merrill Lynch is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (x) includes an unconditional release of Merrill Lynch from all liability arising out of such action or claim and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of Merrill Lynch.

(iii) If the indemnification provided for in this Section 9(f) is unavailable to or insufficient to hold harmless Merrill Lynch under Section 9(f)(i) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then the Company shall contribute to the amount paid or payable by the Merrill Lynch as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and Merrill Lynch on the other from the offering of the Reserved Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then the Company shall contribute to such amount paid or payable by Merrill Lynch in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and Merrill Lynch on the other in connection with any statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and Merrill Lynch on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Reserved Securities (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by Merrill Lynch for the Reserved Securities. If the loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement of a material fact or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, the relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or Merrill Lynch on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and Merrill Lynch agree that it would not be just and equitable if contribution pursuant to this Section 9(f)(iii) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9(f)(iii). The amount paid or payable by Merrill Lynch as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 9(f)(iii) shall be deemed to include any legal or other expenses reasonably incurred by Merrill Lynch in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9(f)(iii), the Merrill Lynch shall not be required to contribute any amount in excess of the amount by which the total price at which the Reserved Securities sold by it and distributed to the Invitees exceeds the amount of any damages which Merrill Lynch has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(iv) The obligations of the Company under this Section 9(f) shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of Merrill Lynch and each person, if any, who controls Merrill Lynch within the meaning of the Act and each broker-dealer or other affiliate of Merrill Lynch.

10. (a) If any Underwriter shall default in its obligation to purchase the ADSs which it has agreed to purchase hereunder at a Time of Delivery, the Representatives may in their discretion arrange for the Representatives or another party or other parties to purchase such ADSs on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such ADSs, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such ADSs on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company that the Representatives have so arranged for the purchase of such ADSs, or the Company notifies the Representatives that it has so arranged for the purchase of such ADSs, the Representatives or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the Representatives’ opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such ADSs.

(b) If, after giving effect to any arrangements for the purchase of the ADSs of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of such ADSs which remains unpurchased does not exceed one-eleventh of the aggregate number of all the ADSs to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of ADSs which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of ADSs which such Underwriter agreed to purchase hereunder) of the ADSs of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the ADSs of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of such ADSs which remains unpurchased exceeds one-eleventh of the aggregate number of all the ADSs to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase ADSs of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional ADSs) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the ADSs.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any ADSs are not delivered by or on behalf of the Company as provided herein or the Underwriters decline to purchase the ADSs for any reason permitted under this Agreement, the Company will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the ADSs not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives on behalf of the Underwriters.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department; BofA Securities, Inc., One Bryant Park, New York, New York 10036, attention of Syndicate Department, with a copy to ECM Legal; and Cowen and Company, LLC, 599 Lexington Avenue, New York, New York 10022, Attention: Legal Department; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Chief Executive Officer; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Representatives upon request; provided, however, that notices under subsection 5(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Representatives at Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Control Room; BofA Securities, Inc., One Bryant Park, New York, New York 10036, attention of Syndicate Department; and Cowen and Company, LLC, 599 Lexington Avenue, New York, New York 10022, Attention: Legal Department. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the ADSs from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. The Company acknowledges and agrees that (i) the purchase and sale of the ADSs pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

18. This Agreement and any transaction contemplated by this Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in the application of any other law than the laws of the State of New York. The Company agrees that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

19. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) the Cayman Islands, or any political subdivision thereof, (ii) the United States or the State of New York and (iii) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or their respective property and assets or this Agreement, the Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

21. The Company agrees to indemnify each Underwriter, each employee, officer and director of each Underwriter. and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer or other affiliate of any Underwriter, against any loss incurred as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

22. The Company hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which Company is subject by a suit upon such judgment. The Company irrevocably appoints Feng Tian, Ph.D., President and Chief Executive Officer, Ambrx Biopharma Inc., located at 10975 North Torrey Pines Road, La Jolla, California 92037, as its authorized agent upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to the Company, as the case may be, by the person serving the same to the address provided in this Section, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company hereby represents and warrants that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect.

23. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

24. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

25. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

Ambrx Biopharma Inc.

By:
Name:
Title:

Accepted as of the date hereof:

Goldman Sachs & Co. LLC

By:
Name:
Title:

BofA Securities, Inc.

By:
Name:
Title:

Cowen and Company, LLC

By:
Name:
Title:

On behalf of each of the Underwriters

SCHEDULE I

Underwriter	Total Number of Firm ADSs to be Purchased	Number of Optional ADSs to be Purchased if Maximum Option Exercised
Goldman Sachs & Co. LLC	[•]	[•]
BofA Securities, Inc.	[•]	[•]
Cowen and Company, LLC	[•]	[•]

Total	[•]	[•]

SCHEDULE II

(a) Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

Electronic Roadshow dated [•]

(b) Additional Documents Incorporated by Reference:

[•]

(c) Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

The initial public offering price per ADS is $ [•]

The number of ADSs purchased by the Underwriters is [•]

(d) Written Testing-the-Waters Communications:

[•]

ANNEX I

[Form of Press Release]

Ambrx Biopharma Inc.

[Date]

Ambrx Biopharma Inc. (“Ambrx”) announced today that Goldman Sachs & Co. LLC, BofA Securities, Inc. and Cowen and Company, LLC, the lead book-running managers in the Company’s recent public sale of                American Depositary Shares, are [waiving] [releasing] a lock-up restriction with respect to    of the Company’s [American Depositary Shares] [ordinary shares] held by [certain officers or directors] [an officer or director] of the Company.    The [waiver] [release] will take effect on                ,                20    , and the [American Depositary Shares] [ordinary shares] may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

ANNEX II

Form of Lock-Up Agreement

Ambrx Biopharma Inc.

Lock-Up Agreement

, 2021

Goldman Sachs & Co. LLC

BofA Securities, Inc.

Cowen and Company, LLC

c/o Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282-2198

c/o BofA Securities, Inc.

One Bryant Park

New York, NY 10036

c/o Cowen and Company, LLC

599 Lexington Avenue

New York, NY 10022

Re: Ambrx Biopharma Inc. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Ambrx Biopharma Inc., an exempted company incorporated in the Cayman Islands (the “Company”), providing for a public offering (the “Public Offering”) of the Company’s ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), in the form of American Depositary Shares (“ADSs” and collectively with the Ordinary Shares, the “Shares”) pursuant to a Registration Statement on Form F-1 to be filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the ADSs, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this Lock-Up Agreement and continuing to and including the date 180 days after the date set forth on the final prospectus used to sell the ADSs (the “Lock-Up Period”), the undersigned shall not, and shall not cause or direct any of its affiliates to, (i) offer, sell, contract to sell, pledge, grant any option to purchase, lend or otherwise dispose of any Shares, or any options or warrants to purchase any Shares, or any securities convertible into, exchangeable for or that represent the right to receive Shares (such options, warrants or other securities, collectively, “Derivative Instruments”), including without limitation any such Shares or Derivative Instruments now owned or hereafter acquired by the undersigned, (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any Shares or Derivative Instruments, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Shares or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”) or (iii) otherwise publicly announce any intention to engage in or cause any action or activity described in clause (i) above or transaction or arrangement described in clause (ii) above. The undersigned represents and warrants that the undersigned is not, and has not caused or directed any of its affiliates to be or become, currently a party to any agreement or arrangement that provides for, is designed to or which reasonably could be expected to lead to or result in any Transfer during the Lock-Up Period.

If the undersigned is not a natural person, the undersigned represents and warrants that no single natural person, entity or “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than a natural person, entity or “group” (as described above) that has executed a Lock-Up Agreement in substantially the same form as this Lock-Up Agreement, beneficially owns, directly or indirectly, 50% or more of the common equity interests, or 50% or more of the voting power, in the undersigned.

If the undersigned is an officer or director of the Company, (i) Goldman Sachs & Co. LLC and BofA Securities, Inc. agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a Transfer of Shares, Goldman Sachs & Co. LLC and BofA Securities, Inc. will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by Goldman Sachs & Co. LLC and BofA Securities, Inc. hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a Transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of the Transfer.

Notwithstanding the foregoing, the undersigned may transfer the undersigned’s Shares:

i.	as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions on transfer set forth herein;

ii.

to any trust for the direct or indirect benefit of the undersigned or the immediate family (as defined below) of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions on transfer set forth herein; and provided, further, that any filing under Section 16 of the Exchange Act reporting a change in beneficial ownership shall indicate in the footnotes thereto that the filing relates to the applicable circumstances described in this clause, and no other public announcement shall be required or shall be made voluntarily in connection with such Transfer;

iii.

in connection with the sale of the undersigned’s Shares acquired in the Public Offering or Shares acquired in open market transactions after the Public Offering; provided that if the undersigned is a director or officer of the Company, any issuer-directed or other Shares acquired by the undersigned in the Public Offering shall be subject to the terms of this Lock-Up Agreement;

iv.

if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity controlled or managed by the undersigned or affiliates of the undersigned, or (B) as part of a distribution, transfer or disposition without consideration by the undersigned to its stockholders, partners, members, beneficiaries or other equity holders; provided, however, that in the case of any transfer or disposition contemplated by clauses (A) or (B) above, it shall be a condition to the transfer or disposition that the transferee execute an agreement stating that the transferee is receiving and holding such securities subject to the restrictions on transfer set forth herein and there shall be no further transfer of such securities except in accordance with this Lock-Up Agreement;

v.

to the Company in connection with the exercise, vesting, exchange or settlement of options, warrants or other rights to acquire Shares, including any security convertible into, exchangeable for or that represent the right to receive Shares, in accordance with their terms (including the vesting or settlement of restricted share units and including, in each case, by way of net exercise and/or to cover withholding tax obligations in connection with such exercise, vesting, exchange or settlement) pursuant to an employee benefit plan, option, warrant or other right disclosed in the final prospectus for the Public Offering, provided that any such Shares issued upon exercise, vesting, exchange or settlement of such option, warrant, restricted share unit or other right (in the case of a net exercise or tax withholding transaction, after giving effect to the settlement of such net exercise or tax withholding transaction) shall be subject to the restrictions on transfer set forth herein; and provided, further, that any filing under Section 16 of the Exchange Act reporting a change in beneficial ownership shall indicate in the footnotes thereto that the filing relates to the applicable circumstances described in this clause, and no other public announcement shall be required or shall be made voluntarily in connection with such transfer;

vi.	by will or intestacy, provided that the legatee, heir or other transferee, as the case may be, agrees to be bound in writing by the restrictions on transfer set forth herein;

vii.	to any immediate family member, provided that such family member agrees to be bound by the restrictions on transfer set forth herein;

viii.

pursuant to a court order or a settlement agreement related to the distribution of assets in connection with the dissolution of a marriage or civil union, provided that such transferee agrees to be bound by the restrictions on transfer set forth herein and provided further that any required filing under Section 16 of the Exchange Act shall indicate in the footnotes thereto that the filing relates to the circumstances described in this clause and no other public announcement shall be required or shall be made voluntarily in connection with such transfer or disposition;

ix.

to the Company pursuant to agreements under which the Company has (A) the option to repurchase such securities or (B) a right of first refusal with respect to transfers of such securities upon termination of service of the undersigned; provided, that any filing under Section 16 of the Exchange Act reporting a change in beneficial ownership shall indicate in the footnotes thereto that the filing relates to the applicable circumstances described in this clause, and no other public announcement shall be required or shall be made voluntarily in connection with such Transfer;

x.

in connection with the conversion of the outstanding preferred shares of the Company into shares of Common Stock in connection with the consummation of the Public Offering, provided that any such Shares received upon such conversion shall remain subject to the provisions of this Lock-Up Agreement; or

xi.	with the prior written consent of Goldman Sachs & Co. LLC and BofA Securities, Inc. on behalf of the Underwriters.

Notwithstanding anything to the contrary, in the case of clauses (i), (iii), (iv), (vii) and (ix)(B) above, no filing under the Exchange Act or any other public filing or disclosure of such Transfer by or on behalf of the undersigned reporting a reduction in beneficial ownership shall be required or voluntarily made during the Lock-up Period (other than a filing under Section 13 of the Exchange Act that is required to be filed during the Lock-Up Period), and in the case of clauses (ii), (iv), (vi) and (vii), any such Transfer shall not involve a disposition for value.

In addition, notwithstanding anything herein to the contrary, the undersigned may, without the consent of Goldman Sachs & Co. LLC and BofA Securities, Inc., establish a trading plan that complies with Rule 10b5-1 under the Exchange Act (a “10b5-1 Trading Plan”) or amend an existing 10b5-1 Trading Plan so long as there are no sales of Shares or Derivative Instruments under such plan during the Lock-Up Period; provided that, the establishment of a 10b5-1 Trading Plan or the amendment of a 10b5-1 Trading Plan, in either case, providing for sales of Shares or Derivative Instruments shall only be permitted if (i) the establishment or amendment of such plan is not required to be reported in any public report or filing with the SEC, or otherwise, and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding the establishment or amendment of such plan.

Further, this Lock-Up Agreement shall not restrict any sale, disposal or transfer of the undersigned’s Shares or Derivative Instruments to a bona fide third party pursuant to a tender offer for securities of the Company or any merger, consolidation or other business combination involving a Change of Control (as defined below) of the Company occurring after the settlement of the offering, that, in each case, has been approved by the board of directors of the Company; provided that all of the undersigned’s Shares and Derivative Instruments subject to this Lock-Up Agreement that are not so transferred, sold, tendered or otherwise disposed of remain subject to this Lock-Up Agreement; and provided, further, that it shall be a condition of transfer, sale, tender or other disposition that if such tender offer or other transaction is not completed, any of the undersigned’s Shares or Derivative Instruments subject to this Lock-Up Agreement shall remain subject to the restrictions on transfer set forth herein. For the purposes of this paragraph, “Change of Control” means the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction, the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company or its subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of at least 50% of the total voting power of the voting share capital of the Company.

For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned now has, and, except as contemplated above, for the duration of this Lock-Up Agreement will have, good and marketable title to the undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Shares except in compliance with the foregoing restrictions. The undersigned hereby waives any and all notice requirements and rights with respect to the registration of securities pursuant to any agreement, understanding or anything otherwise setting forth the terms of any security of the Company held by the undersigned, including any shareholders agreement to which the undersigned and the Company may be party; provided, however, that such waiver shall apply only to the proposed Public Offering, and any other action taken by the Company in connection with the proposed Public Offering.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

The undersigned acknowledges and agrees that none of the Underwriters has made any recommendation or provided any investment or other advice to the undersigned with respect to this Lock-Up Agreement or the subject matter hereof, and the undersigned has consulted its own legal, accounting, financial, regulatory, tax and other advisors with respect to this Lock-Up Agreement and the subject matter hereof to the extent the undersigned has deemed appropriate.

This agreement shall be governed by and construed in accordance with the laws of the State of New York.

This Lock-Up Agreement (and for the avoidance of doubt, the Lock-Up Period described herein) and related restrictions shall automatically terminate upon the earliest to occur, if any, of (i) the Company advising the Representatives in writing prior to the execution of the Underwriting Agreement that it has determined not to proceed with the Public Offering, (ii) the termination of the Underwriting Agreement before the sale of any Shares to the Underwriters, (iii) the registration statement filed with the SEC with respect to the Public Offering contemplated by the Underwriting Agreement is withdrawn or (iv) June 30, 2021, in the event the closing of the Public Offering shall not have occurred on or before such date; provided, however, that the Company may, by written notice to you prior to such date, extend such date for a period of up to an additional 90 days.

[Remainder of page intentionally blank]

Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title